Exhibit 10.30
SHARE PLEDGE
     THIS SHARE PLEDGE (this “Agreement”) dated as of February 10, 2010 made by REALPAGE, INC. (the “Pledgor”), a Delaware corporation, to and in favour of WELLS FARGO CAPITAL FINANCE, LLC (formerly, Wells Fargo Foothill, LLC) (the “Agent”), a Delaware limited liability company, as arranger and administrative agent for and on behalf of the Lender Group and the Bank Product Providers (each a “Beneficiary” and collectively, the “Beneficiaries”).
WHEREAS:
A. The Pledgor has entered into a credit agreement dated as of September 3, 2009 with the Agent, and such lenders as there may be from time to time (as such agreement may at any time or from time to time be amended, supplemented or otherwise modified or restated, the “Credit Agreement”).
B. The Pledgor is as at the date hereof the holder of all of the issued and outstanding shares in the capital of 43642 Yukon Inc. (the “Pledged Company”), as described in Schedule A hereto (the foregoing shares (the “Initial Shares”) plus any securities of the Pledged Company which the Pledgor hereafter holds, owns or acquires are referred to, collectively, as the “Shares”).
C. It is a condition of the continued advance of said credit facilities by the Lender Group to the Pledgor that the Pledgor execute and deliver this Agreement together with the share certificates representing the Shares (the “Certificates”), duly endorsed in blank for transfer accompanied by a stock power of attorney, to and in favour of the Agent for and on behalf of the Beneficiaries as collateral security for the payment and performance of all the Obligations (as defined in the Credit Agreement).
          NOW THEREFORE WITNESSETH that in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Pledgor, the Pledger covenants, declares and agrees as follows:
1. Definitions. All terms defined in the Credit Agreement and not otherwise defined herein or in the recitals hereto shall have the respective meanings attributed to them in the Credit Agreement.
2. Pledge. The Pledgor hereby assigns, mortgages, charges, hypothecates, pledges and grants to the Agent a security interest in, the Shares and the Certificates together with all replacements thereof, substitutions therefor, accretions thereto, interest and dividends thereon (whether in cash, kind or stock) and proceeds thereof (the whole being herein called the “Pledged Collateral”), to be held by the Agent for the benefit of and on behalf of the Beneficiaries as general and continuing collateral security for the payment and performance of (i) all Obligations, (ii) all interest, fees, commissions, charges, expense reimbursements, indemnifications and all other amounts due or to become due from the Pledgor under any Loan Document, and (iii) all expenses payable by the Pledgor in connection with any and all of the foregoing (collectively, the “Secured Obligations”).

3. Delivery of Certificates. The Certificates evidencing the Initial Shares accompanied by a stock power of attorney executed in blank shall forthwith be delivered to and remain in the custody of the Agent or its nominee. Any or all Shares may, at the option of the Agent, be registered in the name of the Agent or its nominee and the Pledgor covenants to deliver such further stock powers of attorney and similar documents with respect to the Shares as the Agent or its nominee may reasonably from time to time request, satisfactory in form and substance to the Agent. If the charter documents of the Pledged Company restricts the transfer of the Shares of the Pledged Company, then the Pledgor shall also deliver to the Agent a certified copy of a resolution of the directors or shareholders of the Pledged Company consenting to the transfer(s) contemplated by this Agreement, including any prospective transfer of the Pledged Collateral by the Agent upon a realization on the security constituted hereby. Except as otherwise permitted under the Loan Documents, the Pledgor shall not cause or permit any Person other than the Agent to have “control” (as defined in The Securities Transfer Act (Manitoba)) of the Pledged Collateral, other than “control” in favour of a securities intermediary which has subordinated its lien to the lien of the Agent pursuant to documentation in form and substance satisfactory to the Agent.
4. Attachment; No Obligation to Advance. The Pledgor confirms that value has been given by the Agent to the Pledgor, that the Pledgor has rights in the Pledged Collateral (other than after-acquired property) and that the Pledgor and the Agent have not agreed to postpone the time for attachment of the security interests created by this Agreement to any of the Pledged Collateral. The security interests created by this Agreement will have effect and be deemed to be effective whether or not the Secured Obligations or any part thereof are owing or in existence before or after or upon the date of this Agreement. Neither the execution of this Agreement nor any advance of funds shall oblige the Agent to advance any funds or any additional funds.
5. Representations and Warranties. The Pledgor represents and warrants to the Agent, for the benefit of the Lenders, that:
(a)	Schedule A correctly sets forth all of the issued and outstanding shares of each class of the equity interests of the Pledged Company represented by such Initial Shares;

(b)	the Initial Shares have been duly and validly authorized and issued by the Pledged Company and are fully paid and nonassessable;

(c)	except for the security interests granted hereunder, the Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Initial Shares indicated on Schedule A, (ii) holds the same free and clear of all Liens other than Liens that are created by the Loan Documents or Permitted Liens that are non-consensual Liens to the extent arising by operation of law, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement, and transfers made in compliance with the Credit Agreement, and (iv) will cause any and all Pledged Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Agent and pledged or assigned hereunder;

(d)	except for restrictions and limitations imposed by the Loan Documents, the articles of incorporation of the Pledged Company, or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder;

(e)	the Pledgor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by the Loan Documents and Permitted Liens that are non-consensual Liens to the extent arising by operation of law), however arising, of all Persons whomsoever;

(f)	no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g)	by virtue of the execution and delivery by the Pledgor of this Agreement, when any Pledged Collateral is delivered to the Agent in accordance with this Agreement, the Agent will obtain a legal, valid and perfected first-priority lien upon and security interest in the Shares as security for the payment and performance of the Secured Obligations; and

(h)	the pledge effected hereby is effective to vest in the Agent, for the benefit of the Beneficiaries, the rights of the Agent in the Pledged Collateral as set forth herein.
6. Survival of Agreement. All covenants, agreements, representations and warranties made by the Pledgor in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Agent and shall survive the execution and delivery of the Loan Documents and the making of any advances thereunder.
7. Realization of the Shares. Upon the occurrence and during the continuation of an Event of Default, the Agent or its agent may realize upon or otherwise deal with or dispose of the Shares by sale, transfer or delivery or exercise and enforce all rights and remedies of a holder of the Shares as if the Agent were absolute owner thereof, without notice to or control by the Pledgor. Any such remedy may be exercised separately or in combination and shall be in addition to and not in substitution for any other rights the Agent or the Beneficiaries may have, however created, provided that the Agent shall not be bound to exercise any such right or remedy. The Agent shall not be bound under any circumstances to realize upon the Pledged Collateral and neither the Agent nor its agents shall be responsible for any loss occasioned by any sale or other dealing with the Pledged Collateral permitted by and made in accordance with applicable law, or by the retention of or delay or failure to sell or otherwise deal with or dispose of the Shares.

For greater certainty, upon the occurrence and during the continuation of an Event of Default, the Agent may, personally or by its agent, at such time or times as the Agent in its discretion may determine, do any one or more of the following:
(a)	Exercise all of the rights and remedies granted to secured parties under The Personal Property Security Act (Manitoba) and any other applicable statute, or otherwise available to the Agent at law or in equity.

(b)	Realize on any or all of the Pledged Collateral and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of the Pledged Collateral (or contract to do any of the above), in one or more parcels at any public or private sale, at any exchange, broker’s board or office of the Agent or elsewhere, on such terms and conditions as the Agent may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery.

(c)	Apply to a court of competent jurisdiction for the sale or foreclosure of any or all of the Pledged Collateral.

(d)	At any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Pledged Collateral offered for sale and, upon compliance with the terms of such sale, hold, retain and dispose of such Pledged Collateral without any further accountability to the Pledger or any other Person with respect to such holding, retention or disposition, except as required by law. In any such sale to the Agent, the Agent may, for the purpose of making payment for all or any part of the Pledged Collateral so purchased, use any claim for Secured Obligations then due and payable to it as a credit against the purchase price in which case the amount of such claim shall be reduced by the amount of such credit.

(e)	Transfer all or part of the Pledged Collateral into the name of the Agent or its nominee, with or without disclosing that the Pledged Collateral is subject to the security interests arising under this Agreement.

(f)	Vote any or all of the Pledged Collateral (whether or not transferred to the Agent or its nominee) and give or withhold all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the absolute owner thereof

(g)	Exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including the right to exchange at its discretion any and all of the Pledged Collateral upon the amalgamation, merger, consolidation, reorganization, recapitalization or other readjustment of any issuer or upon the exercise by any issuer or the Agent of any right, privilege or option pertaining to any of the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by the Agent.
None of the above rights or remedies will be exclusive of or dependent on or merge in any other right or remedy, and one or more of such rights and remedies may be exercised independently or in combination from time to time. Without prejudice to the ability of the Agent to dispose of the Pledged Collateral in any manner which is commercially reasonable, and subject to applicable law, the Pledger acknowledges that a disposition of Pledged Collateral by the Agent which takes place substantially in accordance with the following provisions will be deemed to be commercially reasonable:
(i)	Pledged Collateral may be disposed of in whole or in part;

(ii)	Pledged Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

(iii)	any purchaser of Pledged Collateral may be a customer of the Agent;

(iv)	a disposition of Pledged Collateral may be on such terms and conditions as to credit or otherwise as the Agent, in is sole discretion, may deem advantageous; and

(v)	the Agent may establish an upset or reserve bid or price in respect of Pledged Collateral.
8. Sale of Securities. The Agent is authorized, in connection with any offer or sale of any Pledged Collateral, to comply with any limitation or restriction as it may be advised by counsel is necessary to comply with applicable law, including, without limitation, any federal, provincial or state securities laws, including compliance with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications, and restricting prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Collateral. Subject to applicable law, the Pledgor further agrees that compliance with any such limitation or restriction will not result in a sale being considered or deemed not to have been made in a commercially reasonable manner, and the Agent will not be liable or accountable to the Pledger for any discount allowed by reason of the fact that such Pledged Collateral are sold in compliance with any such limitation or restriction.
9. Power of Attorney. The Pledgor hereby authorizes and empowers the Agent or any officer thereof as attorney to sign any transfer or other document necessary to complete the transfer of any of the Shares. The Agent or the Beneficiaries may grant time for payment or any other indulgence, take and give up securities, and may compound with, grant releases and discharges and otherwise deal with the Pledgor and with other Persons and the Shares and Certificates as the Agent or the Beneficiaries may see fit without liability to the Pledgor for any loss thereby occasioned to the Pledgor. So long as any amount remains unpaid in respect of the Secured Obligations, the Pledgor hereby irrevocably appoints the Agent or any officers thereof as its attorney in the name of the Pledgor but for the use and benefit of the Agent, to do all such acts and take all such proceedings as the Agent may from time to time think advisable to realize upon the Shares in accordance with the terms hereof and to enforce the rights hereby assigned and obtain possession of and realize upon the property hereby assigned. The power of attorney hereby granted is a power coupled with an interest and shall survive the dissolution, liquidation, winding-up or other termination of existence of the Pledger.
10. Dealing with the Shares and the Lien hereof. The Agent shall not be obliged to exhaust its resources against the Pledger or any other Person or Persons or against any other security it or any Beneficiary may hold in respect of the Secured Obligations before the Agent may realize upon or otherwise deal with the Pledged Collateral in such manner as the Agent may consider desirable. The Agent may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Pledgor and with other parties, sureties or securities as it may see fit without prejudice to the Secured Obligations or the rights of the Agent in respect of this Agreement.
11. Costs of Realization. All costs and charges incurred by or on behalf of the Agent with reference to the Pledged Collateral or the realization thereof (including all reasonable legal fees and disbursements, on a solicitor and own client basis, all court costs and expenses of taking possession of protecting and realizing upon the security constituted by the Shares and the costs and charges in connection with realizing, collecting, selling, transferring, delivering or obtaining payment of the Shares) shall be added to and form a part of the Secured Obligations and shall be a first charge upon the proceeds of any such realization, collection, sale, transfer, delivery or obtaining of payment.
12. Application of Moneys. Any proceeds of any disposition of any of the Pledged Collateral shall be applied by the Agent on account of the Secured Obligations in accordance with the provisions of the Credit Agreement. If such proceeds fail to satisfy the Secured Obligations, the Pledgor shall be liable for the full amount of the deficiency resulting to the Agent and the Lenders.
13. Share Rights.
(a)	Until such time, if ever, as this Agreement shall be discharged and the Shares and Certificates released to the Pledger, the Agent shall be entitled to receive and enjoy all dividends or other distributions made on or in respect of the Pledged Collateral and to exercise all option, conversion, voting or other like rights attaching thereto. Notwithstanding the foregoing, so long as an Event of Default has not occurred and is not continuing, the Pledgor shall be entitled to receive and enjoy all dividends or other distributions made on or in respect of the Pledged Collateral provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding equity interests of the issuer of the Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any amalgamation, merger, consolidation, acquisition or other exchange of assets to which the issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Pledgor, shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Agent and shall be forthwith delivered to the Agent in the same form as so received (with any necessary endorsement) and to vote or refrain from voting the Pledged Collateral at any meeting, whether special or general, at which the holder of the Pledged Collateral is entitled to vote and will be entitled to take part in or consent to or refrain from taking part in or consenting to any corporate or shareholder’s action which the holder of the Pledged Collateral is entitled to take part in or consent; provided that the exercise of such right to vote or to take part in or consent to any such corporate or shareholder’s action would not adversely affect the rights of the Agent or any Beneficiary or result in a contravention of any covenant or agreement of the Pledgor to the Agent hereunder or to the Agent or any Beneficiary under the Credit Agreement or any other Loan Documents, or under any other agreement evidencing or securing any of the Secured Obligations. If the Pledged Collateral have been transferred to the Agent or its nominee, the Agent shall, upon request, provide to the Pledgor a revocable proxy and direction in respect of the payment of dividends or other distributions entitling the Pledgor to vote the Pledged Collateral and receive such distributions subject to the foregoing conditions.

(b)	Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to dividends, interest, principal or other distributions that the Pledgor is authorized to receive pursuant to paragraph (a) of this Section 13 shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by the Pledgor contrary to the provisions of this Section 13 shall be held in trust for the benefit of the Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this paragraph (b) shall be retained by the Agent in an account to be established by the Agent upon receipt of such money or other property and shall be applied to the Secured Obligations.

(c)	Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a) of this Section 13, and the obligations of the Agent under paragraph (a) of this Section 13, shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the required lenders, the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgor to exercise such rights.

14. Additional Securities. In the event that the Pledgor shall during the currency of the Credit Agreement become the beneficial owner of any Shares other than the Initial Shares or other securities convertible into shares or other securities in the capital of the Pledged Company, now or in the future existing, the Pledgor agrees that it shall forthwith deliver, hypothecate and pledge such shares or other securities to the Agent and such shares or other securities shall become Pledged Collateral held by the Agent pursuant to the terms of this Agreement, the security interest of the Agent attaching when the Pledgor has rights in such shares or other securities.
15. Payment. Upon receipt by the Agent or the Beneficiaries of all amounts outstanding under the Loan Documents on account of principal, interest or otherwise, the Agent shall release the Shares and the Certificates to the Pledgor.
16. No Merger, etc. This Agreement shall not operate by way of merger of any of the Secured Obligations and no judgment recovered by the Agent shall operate by way of merger of or in any way affect the security of the Shares and the Certificates.
17. Supplemental Security. This Agreement and the Shares and the Certificates are in addition, without prejudice, and supplemental to and not in substitution for any other security held or which may hereafter be held by the Agent or any Beneficiary.
18. Further Assurances. The Pledgor shall from time to time, whether before or after the Agent makes a demand for payment of the Secured Obligations, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Agent may require for perfecting the security constituted hereby or by the Shares, for facilitating the sale of or exercise by the Agent of rights under the Pledged Collateral in connection with any realization thereof after the occurrence and during the continuance of an Event of Default and for exercising all powers, authorities and discretions hereby conferred upon the Agent.
19. Headings, etc. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation hereof.
20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Manitoba and the laws of Canada applicable therein and shall be treated in all respects as a Manitoba contract.
21. Successors, etc. This Agreement shall enure to the benefit of the Agent and its successors and assigns and shall be binding upon the Pledgor and its successors and permitted assigns. All rights of the Agent hereunder shall be assignable in accordance with the terms of the Credit Agreement and other Loan Documents.
22. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof and any such invalid or unenforceable provision shall be deemed to be severable from the other provisions hereof.

23. Notices. Any notices permitted or required hereunder shall be made in accordance with the provisions of the Credit Agreement and if so made shall be effective in the manner specified therein.
24. Incorporation of Schedules. Schedule A hereto shall, for all purposes hereof, form an integral part of this Agreement.
25. Conflict. In the event of a conflict or inconsistency between the provisions of this Agreement and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall prevail.
26. Acknowledgement of Receipt/Waiver. The Pledgor acknowledges receipt of an executed copy of this Agreement. The Pledger waives, to the extent permitted by law, the right to receive a copy of any financing statement, financing change statement or verification statement registered with or issued by any personal property registry or other governmental body or agency thereof in connection with this Agreement.
27. The Agent. The powers conferred on the Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon the Agent to exercise any such powers. Except for the safe custody of any Pledged Collateral in its actual possession and the accounting for moneys actually received by the Agent pursuant hereto, the Agent shall have no duty with respect to the Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any of the Pledged Collateral. Each reference herein to any right granted to, benefit conferred upon, or power exercisable, exercised, or action taken by, the Agent shall be deemed to be a reference to the right granted to, benefit conferred upon, and power exercisable, exercised, and action taken by, the Agent in its capacity as Agent for the benefit of the Beneficiaries, all as more fully set forth in the Credit Agreement.
28. No Amendment. This Agreement may not he amended, altered or qualified except by a written agreement executed by the parties hereto.
     IN WITNESS WHEREOF the Pledgor has duly executed this; Agreement under the hands of its proper officers duly authorized for the purpose thereof as of the date first above written.

REALPAGE INC.
By:	/s/ Timothy J. Barker
Authorized Signatory V.P.

SCHEDULE A

Pledged Company	Description	Certificate No.	Number of Shares
43642 Yukon Inc.	Common Shares	C-1	1,000